                          EXHIBIT 4.1
                                                        [3/25/96]


                       FRONTIER CORPORATION
                   EMPLOYEES' STOCK OPTION PLAN


1.   PURPOSE

     The purpose of the Frontier Corporation Employees' Stock Option Plan (the "Plan") is to enable the Company and its subsidiaries to attract and retain valued employees and provide them with an incentive to maintain and enhance the Company's long-term performance record. It is intended that this purpose will best be achieved by granting eligible employees non-qualified stock options ("options") under this Plan pursuant to the rules set forth in Section 83 of the Internal Revenue Code, as amended from time to time.

2.   ADMINISTRATION

     The Plan shall be administered by the Company's Committee on Management (the "Committee"). This Committee shall consist of at least two members of the Company's Board of Directors, none of whom during the twelve months prior to commencement of service on the Committee, or during such service, has been granted or optioned any equity security or derivative security of the Company pursuant to the Plan or, except as permitted by Rule 16b-3(c)(2)(i), or any successor provision, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any other plan of the Company. Subject to the provisions of the Plan, the Committee shall possess the authority, in its discretion, (a) to determine the employees of the Company to whom, and the time or times at which options shall be granted;
(b) to determine at the time of grant the number of shares to be subject to each option; (c) to prescribe the form of the option agreements and any appropriate terms and conditions applicable to the options and to make any amendments to such agreements or options; (d) to interpret the Plan; (e) to make and amend rules and regulations relating to the Plan; and (f) to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any option granted hereunder.

     The Committee may delegate to a Stock Option Committee any portion of its authority. In this event, the term "Committee" as used herein shall include the Stock Option Committee with respect to the delegated authority. Notwithstanding any such delegation of authority, the Committee on Management shall retain overall responsibility for the operation of the Plan. The Stock Option Committee shall not make awards under the Plan to persons described in Rule 16a-1(f) of the Exchange Act and any such persons eligible to receive options under the Plan shall be selected, all options granted, and terms established by the Committee.

3.   ELIGIBLE EMPLOYEES

     All employees of the Company and its subsidiaries are eligible to receive options except: (1) senior officers and (2) employees within a unit covered by a collective bargaining agreement unless the award of options under this Plan has been bargained for. For this purpose, subsidiaries include all corporations of which at least fifty percent of the voting stock is owned by the Company directly or through one or more corporations at least fifty percent of the voting stock of which is so owned, and partnerships of which the Company has, either directly or indirectly, at least a fifty percent interest in the partnership's capital or profits.

4.   SHARES AVAILABLE

     The total number of shares of the Company's Common Stock (par value of $1.00 per share) available in the aggregate for options under this Plan shall not exceed 8 million shares, including treasury shares. Shares to be granted may be authorized and unissued shares or may be treasury shares.

     If an option expires, terminates or is cancelled without being exercised or becoming vested, new options may thereafter be granted under the Plan covering such shares unless Rule 16b-3 provides otherwise. No options may be granted more than 10 years after the effective date of the Plan.

5.   TERMS AND CONDITIONS OF OPTIONS

     All options granted under this Plan shall be non-qualified options. Each option shall be evidenced by an option agreement in such form as the Committee shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

        (a) Exercise Price. The exercise price under each option shall equal the fair market value of the Common Stock at the time such option is granted. For this purpose, fair market value shall equal the closing price of the Company's Common Stock on the New York Stock Exchange on the date the option is granted, or, if there was no trading in such stock on the date of such grant, the closing price on the last preceding day on which there was such trading.

        (b) Duration of Option. Each option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted.

        (c) Options Nontransferable. Each option by its terms shall not be transferable by the participant otherwise than
    (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order, or (iii) to the extent permitted under the option agreement or interpretation of the Committee, by gift to family members or entities beneficially owned by family members or other permitted transferees under Rule 16b-3 promulgated under the Exchange Act, and shall be exercisable, during the participant's lifetime, only by the participant, the participant's guardian or the participant's legal representative, the participant's transferee under a domestic relations order or other permitted transferee under this section. To the extent required for the option grant and/or exercise to be exempt under Rule 16b-3, options (or the shares of Common Stock underlying the options) must be held by the participant for at least six months following the date of grant.

        (d) Exercise Terms. Each option granted under the Plan shall first become exercisable on the second anniversary of the date of grant. Options may be partially exercised from time to time during the period extending from the time they first become exercisable until the tenth anniversary of the date of grant.

               No outstanding option may be exercised by any person if the employee to whom the option is granted is, or at any time after the date of grant has been, in competition with the Company or an affiliated company or partnership. The Committee has the sole discretion to determine whether an employee's actions constitute competition with the Company or an affiliated company or partnership. The Committee may impose such other terms and conditions on the exercise of options as it deems appropriate to serve the purposes for which this Plan has been established.

        (e) Payment of Exercise Price. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company beneficially owned by the participant, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date. For this purpose, fair market value shall equal the closing price of the Company's Common Stock on the New York Stock Exchange on the date the option is exercised, or, if there was no trading in such stock on the date of such exercise, the closing price on the last preceding day on which there was such trading.

6.   GENERAL RESTRICTION ON ISSUANCE OF STOCK CERTIFICATES

          The Company shall not be required to deliver any certificate upon the grant, vesting or exercise of any option until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to insure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this Plan. Certificates delivered upon such grant or exercise may bear a legend restricting transfer absent such compliance. Each option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such options or the issue or purchase of shares thereunder, such options may not vest or be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee in the exercise of its reasonable judgment.

7.   IMPACT OF TERMINATION OF EMPLOYMENT

        If the employment of a participant terminates by reason of the participant's (a) retirement pursuant to the terms of a defined benefit plan or, if he or she is not a participant in a defined benefit plan, at or after age 55, (b) disability or (c) death, any option may be exercised, in the case of retirement or disability, by the participant or, in the case of death, the participant's designated beneficiary (or personal representative if there is no designated beneficiary) at any time prior to the earlier of the expiration date of the option or the expiration of one year after the date of retirement, disability or death, but only if, and to the extent that the participant was entitled to exercise the option at the date of retirement, disability or death. Upon termination of the participant's employment for any reason other than retirement, disability or death, all options held by the participant, whether vested or not, shall be forfeited. In addition, an option may not be exercised after retirement if the Committee reasonably determines that the termination of employment of such participant resulted from willful acts, or failure to act, by the participant detrimental to the Company or any of its subsidiaries.

        Unless otherwise determined by the Committee, an authorized leave of absence shall not constitute a termination of employment for purposes of this Plan. In addition, participants who transfer employment within the Frontier Group of companies, including an affiliated partnership, shall not be considered to have terminated employment. Any such transferred participants shall remain eligible to exercise previously granted options in accordance with their terms as if no termination occurred and shall be eligible to receive additional options pursuant to the terms of employment with their new employer.


8.   ADJUSTMENT OF SHARES

        In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares authorized under Section 4, the number and kind of shares which thereafter are subject to an option under the Plan and the number and kind of unexercised options under outstanding option agreements and the price per share shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

9.   WITHHOLDING TAXES

        Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local income and employment withholding tax requirements prior to the delivery of any certificate or certificates for such shares or to take any other appropriate action to satisfy such withholding requirements. Notwithstanding the foregoing, subject to such rules as the Committee may promulgate and compliance with any requirements under Rule 16b-3, the recipient may satisfy such obligation in whole or in part by electing to have the Company withhold shares of Common Stock from the shares to which the recipient is otherwise entitled.

10.  NO EMPLOYMENT RIGHTS

        The Plan and any options granted under the Plan shall not confer upon any participant any right with respect to continuance as an employee of the Company or any subsidiary, nor shall they interfere in any way with the right of the Company or any subsidiary to terminate the participant's position as an employee at any time.

11.  RIGHTS AS A SHAREHOLDER

        The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for the underlying shares of Common Stock are issued to the recipient.

12.  AMENDMENT AND DISCONTINUANCE

        This Plan may be amended, modified or terminated by the Committee or by the shareowners of the Company, except that the Committee may not, without approval of the shareholders, materially increase the benefits accruing to participants under the Plan, increase the maximum number of shares as to which options may be granted under the Plan, change the minimum exercise price of options, change the class of eligible persons, extend the period for which options may be granted or exercised, or withdraw the authority to administer the Plan from the Committee. Notwithstanding the foregoing, to the extent permitted by law, the Committee may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule, as it may be amended from time to time. Except as required by law, no amendment, modification, or termination of the Plan may, without the written consent of a participant to whom any option shall theretofore have been granted, adversely affect the rights of such participant under such option.

13.  CHANGE IN CONTROL

        (a) Notwithstanding other provisions of the Plan, in the event of a change in control of the Company (as defined in subsection (c) below), all of a participant's options shall become immediately vested and exercisable, unless directed otherwise by a resolution of the Committee adopted prior to and specifically relating to the occurrence of such change in control.

        (b) In the event of a change in control, each participant holding an exercisable option (i) shall have the right at any time after the change in control, but prior to the expiration date of the option, to exercise the option in full notwithstanding any limitation or restriction in any option agreement or in the Plan, and (ii) may, subject to Committee approval and after written notice to the Company within 60 days after the change in control, or, if the participant is an officer subject to Section 16 of the Exchange Act and to the extent required to exempt the transaction under Rule 16b-3, during the period beginning on the third business day and ending on the twelfth business day following the first release for publication by the Company after such change of control of a quarterly or annual summary statement of earnings, which release occurs at least six months following grant of the option, whichever period is longer, receive, in exchange for the surrender of the option or any portion thereof to the extent the option is then exercisable in accordance with clause (i), an amount of cash equal to the difference between the fair market value (as determined by the Committee) on the date of surrender of the Common Stock covered by the option or portion thereof which is so surrendered and the option price of such Common Stock under the option.

        (c) For purposes of this section, "change in control" means:

               1)   there shall be consummated

                    i.   any consolidation or merger of the
                         Company in which the Company is not the
                         continuing or surviving corporation or
                         pursuant to which any shares of the
                         Company's common stock are to be
                         converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of the Company immediately before the consolidation or merger; or

                    ii.  any sale, lease, exchange or other
                         transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

               2) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

               3) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
                    Act), directly or indirectly, of 30% or more of the Company's then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such 30% beneficial owner; or

               4) individuals who constitute the Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (d), considered as though such person were a member of the Incumbent Board.

14.  EFFECTIVE DATE

        The effective date of the Plan shall be the date this Plan is approved by the affirmative vote of the owners of a majority of the Company's outstanding shares of Common Stock.

15.  DEFINITIONS

        Any terms or provisions used herein which are defined in Sections 83 or 421 of the Internal Revenue Code as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time options are made hereunder, shall have the meanings as therein defined.

16.  GOVERNING LAW

        To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to options, this Plan and any option agreement adopted pursuant to it shall be construed under the laws of the State of New York.



Dated:  4/29/96              FRONTIER CORPORATION


                                /s/ Josephine S. Trubek
                             By --------------------------
                                    Josephine S. Trubek
                                    Corporate Secretary

Date of Shareholder Approval:  April 24, 1996